SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
500 BOYLSTON STREET BOSTON, MASSACHUSETTS 02116 TEL: (617) 573-4800 FAX: (617) 573-4822 www.skadden.com	FIRM/AFFILIATE OFFICES CHICAGO HOUSTON LOS ANGELES NEW YORK PALO ALTO WASHINGTON, D.C. WILMINGTON
June 17, 2021	BEIJING BRUSSELS FRANKFURT HONG KONG LONDON MOSCOW MUNICH PARIS SÃO PAULO SEOUL SHANGHAI SINGAPORE

GAMCO Global Gold, Natural Resources & Income Trust

One Corporate Center

Rye, New York 10580-1422

RE:	GAMCO Global Gold, Natural Resources & Income Trust
Registration Statement on Form N-2

Ladies and Gentlemen:

We have acted as special counsel to GAMCO Global Gold, Natural Resources & Income Trust, a statutory trust (the “Trust”) created under the Delaware Statutory Trust Act (the “DSTA”), in connection with the issuance and sale by the Trust of up to 20,000,000 shares (the “Shares”) of the Trust’s common shares of beneficial interest, par value $0.001 per share (the “Common Shares”), pursuant to the Sales Agreement, dated June 16, 2021, among G.research, LLC, the Trust and Gabelli Funds, LLC, a New York limited liability company and the investment adviser to the Trust (the “Sales Agreement”).

This opinion is being furnished in accordance with the requirements of sub-paragraph (l) of item 25.2 of part C of Form N-2 under the Securities Act of 1933, as amended (the “Securities Act”), and the Investment Company Act of 1940, as amended (the “1940 Act”).

In rendering the opinions stated herein, we have examined and relied upon the following:

(i) the registration statement on Form N-2 (File Nos. 333-255130 and 811-21698) of the Trust, filed with the Securities and Exchange Commission (the “Commission”) on April 8, 2021 under the Securities Act and the 1940 Act, allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Securities Act Rules and Regulations”), as amended by Pre-Effective Amendment No. 1 and Pre-Effective Amendment No. 2 thereto, including information deemed to be a part of the registration statement pursuant to Rule 430B of the Securities Act Rules and Regulations; the Notice of Effectiveness of the Commission posted on its website declaring such registration statement effective on June 16, 2021; and Post-Effective Amendment No. 1 thereto to be filed with the Commission on the date hereof pursuant to Rule 462(d) of the Securities Act Rules and Regulations (such registration statement, as so amended, being hereinafter referred to as the “Registration Statement”);

GAMCO Global Gold, Natural Resources & Income Trust

June 17, 2021

(ii) the prospectus, dated June 16, 2021 (the “Base Prospectus”), which forms a part of and is included in the Registration Statement;

(iii) the Statement of Additional Information, dated June 16, 2021, in the form filed with the Commission on the date hereof pursuant to Rule 424(b)(2) of the Securities Act Rules and Regulations;

(iv) the prospectus supplement, dated June 17, 2021 (together with the Base Prospectus, the “Prospectus”), relating to the offering of the Shares, in the form filed with the Commission on the date hereof pursuant to Rule 424(b)(2) of the Securities Act Rules and Regulations;

(v) an executed copy of the Sales Agreement;

(vi) an executed copy of a certificate of Peter Goldstein, Secretary of the Trust, dated the date hereof (the “Secretary’s Certificate”);

(vii) copies of (i) the Trust’s Certificate of Trust and (ii) Certificates of Amendment to the Trust’s Certificate of Trust, dated January 12, 2005, September 6, 2007, December 1, 2011 and March 26, 2014 (collectively, (i) and (ii), the “Certificate of Trust”), each certified by the Secretary of State of the State of Delaware as of June 17, 2021, and certified pursuant to the Secretary’s Certificate;

(viii) a copy of the Trust’s Third Amended and Restated Agreement and Declaration of Trust, by the trustees of the Trust, dated as of February 16, 2011, as amended and supplemented by the Statement of Preferences of the 5.00% Series B Cumulative Preferred Shares, dated as of May 7, 2013 (as so amended and supplemented, the “Declaration of Trust”), certified pursuant to the Secretary’s Certificate;

(ix) a copy of the Trust’s Third Amended and Restated By-Laws, as amended and in effect as of the date hereof (the “By-Laws”), certified pursuant to the Secretary’s Certificate;

(x) copies of certain resolutions adopted by the Board of Trustees of the Trust (the “Board of Trustees”) on February 24, 2021 and June 10, 2021 (collectively, the “Board Resolutions”), certified pursuant to the Secretary’s Certificate; and

GAMCO Global Gold, Natural Resources & Income Trust

June 17, 2021

(xi) a copy of a certificate, dated the date hereof, from the Secretary of State of the State of Delaware with respect to the Trust’s existence and good standing in the State of Delaware.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Trust and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Trust and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures, including electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Trust and others and of public officials, including the facts and conclusions set forth in the Secretary’s Certificate and the factual representations and warranties contained in the Sales Agreement.

We do not express any opinion with respect to the laws of any jurisdiction other than the DSTA.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that the Shares have been duly authorized by all requisite statutory trust action on the part of the Trust under the DSTA and when the Shares are duly registered in the share record books of the Trust and the Shares are delivered upon payment of the consideration determined pursuant to the Board Resolutions and issued and sold in accordance with the provisions of the Sales Agreement, the Shares will be validly issued, fully paid and non-assessable.

In rendering the foregoing opinion, we have assumed that:

(a) the Certificate of Trust, the Declaration of Trust and the By-Laws are the only governing instruments, as defined under the DSTA, of the Trust; the Trust has, and since the time of its formation has had, at least one validly admitted and existing trustee of the Trust and (i) no procedures have been instituted for, and no other event has occurred, including, without limitation, any action taken by the Trust or its Board of Trustees or shareholders, as applicable, that would result in the liquidation, dissolution or winding-up of the Trust, (ii) no event has occurred that has adversely affected the good standing of the Trust under the laws of its jurisdiction of formation, and the Trust has taken all actions required by the laws of its jurisdiction of formation to maintain such good standing and (iii) no grounds exist for the revocation or forfeiture of the Certificate of Trust; and

GAMCO Global Gold, Natural Resources & Income Trust

June 17, 2021

(b) all Shares issued and sold pursuant to the Sales Agreement are sold at a price that is not below either (i) the $0.001 par value per Common Share or (ii) the then current net asset value per Common Share, exclusive of any distributing commission or discount, which net asset value shall be determined as of a time within forty-eight hours, excluding Sundays and holidays, next preceding the time of such determination.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus forming part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Securities Act Rules and Regulations. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

T.A.D.